2


               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange
                           Act of l934

Date of Report (Date of earliest event reported) August 28, 1996


                    U.S. Robotics Corporation
     (Exact name of registrant as specified in its charter)

  Delaware                    0-25630               36-3994412
(State  or  other       (Commission File           (IRS Employer
jurisdiction of                No.)              Identification No.)
incorporation)

    8100 North McCormick Boulevard
       Skokie, Illinois                                  60076
(Address of principal executive offices)               (Zip Code)


                         (847) 982-5010
      (Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events

   On August 29, 1996, the Registrant announced that it had completed its acquisition of Scorpio Communications Ltd., a manufacturer of high-performance ATM switching equipment, based in Tel Aviv, Israel for approximately $72 million in cash.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits


(c)  Exhibits.

         99    Press Release dated August 29, 1996.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              U.S. Robotics Corporation

Date: August 29, 1996         BY: /s/ Mark Remissong
                              Mark Remissong
                              Vice President and Chief Financial
Officer

Contact:  Karen J. Novak
          (Media Relations)
          (847) 982-5244
          C. David Hall
          (Investor Relations)
          (847) 982-5162

           U.S. ROBOTICS COMPLETES SCORPIO ACQUISITION

SKOKIE, Ill., -- August 29, 1996 -- U.S. Robotics (NASDAQ: USRX) announced today that it has completed its acquisition of Scorpio Communications Ltd. (Scorpio). U.S. Robotics purchased Scorpio for approximately $72 million in cash. The preliminary agreement, announced in July, was a stock transaction valued at approximately $80 million.

Scorpio   designs,  manufactures  and  sells  scaleable,   fully-
redundant, fault-tolerant ATM switches that target workgroup LAN, corporate backbone and WAN access environments. Scorpio is based in Tel-Aviv, Israel.

"The acquisition of Scorpio helps round out our LAN switching offerings, giving us a more comprehensive portfolio of switching and ATM products to offer our customers," said Surya Panditi, who was recently appointed general manager of U.S. Robotics' Network Systems Division LAN Infrastructure business.

"We're a leader in providing access solutions at the network edges, with our wide variety of WAN technologies and core routing technology," said Ross Manire, senior vice president and general manager, Network Systems Division. "As access technologies continue to merge, with ATM as a unifying technology, we'll have the technologies that customers will require in a complete solution. Having a complete switching portfolio, including ATM, allows us to extend our presence further into the corporate network and the backbone."

The acquisition of Scorpio follows the February acquisition of Amber Wave Systems, Inc., and allows U.S. Robotics to extend its core product line from workgroup Ethernet switches into ATM switching. The company has been shipping its Total Switch Ethernet switch based on technology from Amber Wave since June, 1996.

Scorpio co-founder Dr. Raphael Gidron will become a director of strategic planning for U.S. Robotics' Network Systems Division. Co-founder Orni Petruschka will become group general manager of U.S. Robotics' Israeli operations, managing the Scorpio integration and driving future developments.

U.S. Robotics is one of the world's leading suppliers of products and systems that provide access to information. The company designs, manufactures, markets and supports remote access servers, enterprise communications systems, desktop/mobile client products and modems and telephony products that connect computers and other equipment over analog, digital and switched cellular networks, enabling users to gain access to manage and share data, fax and voice information. Its customers include Internet service providers, regional Bell operating companies, inter-exchange carriers and a wide range of other large and small businesses, institutions and individuals. The company's fiscal 1995 sales were $889.3 million; sales for the first nine months of fiscal 1996 were $1.37 billion.

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Editor's  Note:   Reader inquiries may be  directed  to  (800)USR
CORP.
U.S. Robotics' Web page may be accessed at http://www.usr.com